As filed with the Securities and Exchange Commission on October 31, 1997
                                                         Reg. No. 33-
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                               _________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               _________________

                          DIGITAL VIDEO SYSTEMS, INC.

             (Exact name of registrant as specified in its charter)

                  DELAWARE                                  77-0333728
      (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                   Identification No.)


            160 KNOWLES DRIVE
          LOS GATOS, CALIFORNIA                              95030
   (Address of principal executive offices)                (Zip Code)

                               _________________

                             1993 STOCK OPTION PLAN
                             1996 STOCK OPTION PLAN
                       1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                               _________________

                              THOMAS R. PARKINSON
                                   PRESIDENT
                          DIGITAL VIDEO SYSTEMS, INC.
                               160 KNOWLES DRIVE
                          LOS GATOS, CALIFORNIA 95030
                    (Name and address of agent for service)

                                 (408) 874-8200
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                           SANFORD J. HILLSBERG, ESQ.
                     TROY & GOULD PROFESSIONAL CORPORATION
                       1801 CENTURY PARK EAST, SUITE 1600
                         LOS ANGELES, CALIFORNIA 90067
                                 (310) 553-4441

                        CALCULATION OF REGISTRATION FEE


===========================================================================================================================
                                                            Proposed Maximum    Proposed Maximum
                                           Amount To Be      Offering Price    Aggregate Offering         Amount of
 Title of Securities To Be Registered     Registered/(1)/      Per Share             Price          Registration Fee/(7)/
---------------------------------------------------------------------------------------------------------------------------
Common Stock $.0001 par value..........    1,201,960/(2)/             $ 0.139        $    167,073                 $    51
---------------------------------------------------------------------------------------------------------------------------
Common Stock $.0001 par value..........      722,338/(2)/             $ 3.50         $  2,528,183                 $   766
---------------------------------------------------------------------------------------------------------------------------
Common Stock $.0001 par value..........      291,524/(2)/             $ 7.25         $  2,113,549                 $   640
---------------------------------------------------------------------------------------------------------------------------
Common Stock $.0001 par value..........      400,000/(2)/             $ 3.75         $  1,500,000                 $   455
---------------------------------------------------------------------------------------------------------------------------
Common Stock $.0001 par value..........       70,500/(2)/             $ 5.00         $    352,500                 $   107
---------------------------------------------------------------------------------------------------------------------------
Common Stock $.0001 par value..........      139,530/(3)/             $ 4.13         $    575,561                 $   174
---------------------------------------------------------------------------------------------------------------------------
Common Stock $.0001 par value..........       17,595/(4)/             $ 8.375        $    147,359                 $    45
---------------------------------------------------------------------------------------------------------------------------
Common Stock $.0001 par value..........      500,000/(4)/             $ 3.75         $  1,875,000                 $   568
---------------------------------------------------------------------------------------------------------------------------
Common Stock $.0001 par value..........      789,250/(4)/             $ 5.00         $  3,946,250                 $ 1,196
---------------------------------------------------------------------------------------------------------------------------
Common Stock $.0001 par value..........      193,155/(5)/             $ 4.13         $    796,764                 $   241
---------------------------------------------------------------------------------------------------------------------------
Common Stock $.0001 par value..........      500,000/(6)/             $ 4.13         $  2,062,500                 $   625
---------------------------------------------------------------------------------------------------------------------------
        Total..........................    4,825,852                                 $ 16,064,737                 $ 4,868
=========================================================================================================================

(1) In accordance with Rule 416 of the General Rules and Regulations under the Securities Act of 1933, there also are being registered such indeterminate number of additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions of the plans.
(2) Indicates the number of shares of Common Stock $.0001 par value ("Common Stock") authorized and reserved for issuance and which may be sold upon the exercise of options previously granted under the 1993 Stock Option Plan of Digital Video Systems, Inc. (the "Registrant").
(3) Indicates the number of shares of Common Stock authorized and reserved for issuance under the 1993 Plan which may be sold upon the exercise of options which may be granted to certain persons under the 1993 Plan.
(4) Indicates the number of shares of Common Stock authorized and reserved for issuance and which may be sold upon the exercise of options previously granted under the Registrant's 1996 Stock Option Plan (the "1996 Plan").
(5) Indicates the number of shares of Common Stock authorized and reserved for issuance and which may be sold upon the exercise of options which may be granted to certain persons under the 1996 Plan.
(6) Indicates the number of shares of Common Stock authorized and reserved for issuance upon the purchase of shares of Common Stock which may be sold to certain persons under the Registrant's 1997 Employee Stock Purchase Plan (the "1997 Plan").
(7) This calculation is made solely for the purpose of determining the registration fee pursuant to the provision of Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") as follows: (i) in the case of shares of Common Stock which may be purchased upon the exercise of outstanding options, the fee is calculated on the basis of the price at which such options may be exercised; and (ii) in the case of (A) shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown and (B) shares of Common Stock which have not yet been purchased under the 1997 Plan, the purchase price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale price per share of Common Stock reported on the Nasdaq National Market System as of October 27, 1997 (within 5 business days prior to filing this Registration Statement).

--------------------------------------------------------------------------------
================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.   PLAN INFORMATION.*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*


*    Information required by Items 1 and 2 of Part I to be contained in the
     Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Digital Video Systems, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

     (i) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1997;

     (ii) the Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1997;

     (iii) the Registrant's Current Reports on Form 8-K filed on August 15, 1997 and September 26, 1997 (as amended by a Form 8-K/A filed on October 10, 1997);

     (iv) the Registrant's definitive Proxy Statement filed on August 12, 1997 pursuant to Section 14(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

     (v) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since March 31, 1997.

     (vi) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form SB-2 (Registration No. 333-2228), as filed with the Commission on March 8, 1996; as amended by Amendment No. 1, as filed with the Commission on April 23, 1996; and as further amended by Amendment No. 2 as filed with the Commission on May 8, 1996 and any amendment or report subsequently filed by the Registrant for the purpose of updating that description.

     In addition, any document filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of the Registrant's Common Stock registered hereunder have been sold or that deregisters all such shares of Common Stock then remaining unsold, will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL

     Counsel for the Registrant, Troy & Gould Professional Corporation, 1801 Century Park East, Los Angeles, California, has rendered an opinion to the effect that the securities offered hereby, when sold and paid for, will be duly and validly issued, fully paid and nonassessable. Joseph F. Troy, a member of Troy & Gould Professional Corporation, is a director of the Registrant and has been granted options to purchase 136,608 shares of the Registrant's Common Stock at $3.50 per share. In addition, members of Troy & Gould Professional Corporation own in the aggregate 700 of the Registrant's Class B Warrants.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant's Bylaws also provide that the Registrant will indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent not prohibited by Delaware law.

     The Registrant's Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its shareholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     The Registrant has entered into agreements with its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

     The Registrant also maintains certain insurance policies that insure its officers and directors against certain liabilities incurred in their capacities as officers and directors.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8.   EXHIBITS

     The following exhibits included herewith or incorporated herein by reference are made part of this Registration Statement:

     4.1 Specimen Common Stock certificate (filed with the Commission on May 8, 1996 as Exhibit 4.1 to Amendment No. 2 to the Registrant's Registration Statement on Form SB-2 (Reg. No. 333-2228-LA) and incorporated herein by reference).

     5.1 Opinion of Troy & Gould Professional Corporation regarding the legality of the securities registered hereunder.

     23.1 Consent of Ernst & Young LLP (San Jose).

     23.2 Consent of Ernst & Young LLP (Chicago).

     23.3 Consent of Deloitte & Touche LLP.

     23.4 Consent of Troy & Gould Professional Corporation (contained in
          Exhibit 5).

     24.1 Power of Attorney (contained in Part II).

ITEM 9.   UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement:

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     (5) In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Los Gatos, State of California on October 31, 1997.

                                    DIGITAL VIDEO SYSTEMS, INC.


                                    By:  /s/ Dr. Edmund Y. Sun
                                        --------------------------------------
                                         Dr. Edmund Y. Sun,
                                         Chief Executive Officer and
                                         Chairman of the Board


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Edmund Y. Sun and Thomas R. Parkinson, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


      Signature                            Title                           Date
      ---------                            -----                           ----
/s/ Dr. Edmund Y. Sun    Chairman of the Board and Chief             October 31, 1997
_______________________  Executive Officer (Principal Executive
Dr. Edmund Y. Sun        Officer)

/s/ Thomas R. Parkinson  President, Chief Operating Officer,         October 31, 1997
_______________________  Principal Financial Officer and Director
Thomas R. Parkinson

                         Director                                    October   , 1997
_______________________
Sanford Sigoloff

/s/ Sung Hee Lee         Director                                    October 31, 1997
_______________________
Sung Hee Lee

/s/ Philip B. Smith      Director                                    October 31, 1997
_______________________
Philip B. Smith

/s/ Joseph F. Troy       Director                                    October 31, 1997
_______________________
Joseph F. Troy

/s/ Robert Baker         Controller                                  October 31, 1997
_______________________
Robert Baker

                                 EXHIBIT INDEX
                                 -------------


Exhibit Number                                                              Page
--------------                                                              ----

   4.1 Specimen Common Stock certificate (filed with the Commission on May 8, 1996 as Exhibit 4.1 to Amendment No. 2 to the Registrant's Registration Statement on Form SB-2 (Reg. No. 333-2228-LA) and incorporated herein by reference).

   5.1 Opinion of Troy & Gould Professional Corporation regarding the legality of the securities registered hereunder.

  23.1  Consent of Ernst & Young LLP (San Jose).

  23.2  Consent of Ernst & Young LLP (Chicago).

  23.3  Consent of Deloitte & Touche LLP.

  23.4  Consent of Troy & Gould Professional Corporation (contained in
        Exhibit 5).

  24.1  Power of Attorney (contained in Part II).